SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2002

SurModics, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-23837 (Commission File Number)	41-1356149 (IRS Employer Identification No.)

9924 West 74th Street
Eden Prairie, Minnesota 55344
(Address of Principal Executive Offices and Zip Code)

(952) 829-2700
(Registrant’s telephone number, including area code)

SIGNATURES

Item 4.         Changes in Registrant’s Certifying Accountant.

     On June 28, 2002, upon recommendation and approval of its Board of Directors, the Registrant ceased its client-auditor relationship with Arthur Andersen LLP, the independent accountant which had been engaged by the Registrant for prior fiscal years.

     Arthur Andersen LLP’s report on the financial statements of the Company for the past two years did not contain an adverse opinion or disclaimer of opinion nor were they qualified as to uncertainty, audit scope or accounting principles. There were not, in connection with the audits of the two most recent fiscal years and any subsequent interim period preceding June 28, 2002, any disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     On June 28, 2002, the Registrant selected Deloitte & Touche LLP to serve as the Registrant’s independent auditors for the 2002 fiscal year. During the two most recent fiscal years, the Registrant has not consulted Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     The Registrant provided Arthur Andersen LLP with a copy of the foregoing disclosures and requested Arthur Andersen to provide a letter indicating its agreement or disagreement with the above disclosures; however, by letter dated June 28, 2002, Arthur Andersen LLP advised the Registrant that it was unable to comply with the Registrant’s request.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date	June 28, 2002	By:	/s/ Stephen C. Hathaway Stephen C. Hathaway, Vice President and Chief Financial Officer